SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     May 28, 1996


                       FIRST MIDWEST FINANCIAL, INC.
         (Exact name of registrant as specified in its charter)


  Delaware                       0-22140               42-1406262
(State or other jurisdiction (Commission File No.)    (IRS Employer
     of incorporation)                                 Identification No.)

Fifth at Erie, Storm Lake, Iowa                                   50588
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:  (712) 732-4117


                               N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events

     On May 28, 1996, the Registrant issued the attached press release.

Item 7.    Financial Statements and Exhibits

     (a)  Exhibits

          99   Additional Exhibits

               Press release, dated May 28, 1996.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   FIRST MIDWEST FINANCIAL, INC.




Date: May 28, 1996            By:  /s/ Donald J. Winchell
                                   Donald J. Winchell, Vice President,
                                   Treasurer, Chief Financial Officer and
                                   Principal Accounting Officer
Exhibit 99



                              FOR IMMEDIATE RELEASE
                              Contact:  Kristi L. Frey
                              Telephone:  712-732-4117



FIRST MIDWEST FINANCIAL, INC. DECLARES CASH DIVIDEND:

(Storm Lake, Iowa - May 28, 1996) First Midwest Financial, Inc., parent corporation of First Federal Savings Bank of the Midwest, has announced that the Corporation will pay a cash dividend of $.11 per share for the third fiscal quarter of 1996. The dividend will be payable on July 1, 1996 to stockholders of record on June 14, 1996.

First Midwest Financial, Inc. was formed in 1993 and acquired all of the shares of First Federal Savings Bank of the Midwest upon its conversion from a mutual to a stock savings association effective September 20, 1993. The Company paid its first cash dividend on January 5, 1995 and has paid regular quarterly dividends since that date.

At March 31, 1996 First Midwest Financial, Inc. exceeded all applicable regulatory capital requirements on a fully phased-in basis. The corporation's stock is traded on the Nasdaq system under the symbol "CASH".

                              (END)